Exhibit 99.1
2006-11
Contact: R. Scott Amann
Vice President, Investor Relations
(713) 513-3344
CAMERON SECOND QUARTER EARNINGS PER SHARE $0.64
•	Earnings per share total $0.64 versus $0.35 a year ago
•	Orders continue strong across all businesses; backlog at new record
•	2006 full-year earnings expectations raised to $2.46 to $2.56 per share
HOUSTON (July 27, 2006) — Cameron (NYSE: CAM) reported net income of $76.0 million, or $0.64 per diluted share, for the quarter ended June 30, 2006. This compares with net income of $38.6 million, or $0.35 per diluted share, for the second quarter of 2005. (Per share data for the prior period has been revised to reflect a 2-for-1 stock split effective December 15, 2005.) The second quarter 2006 results include after-tax charges of approximately $5.9 million, or $0.05 per diluted share, related to the integration of the Dresser acquisition, and after-tax gains on foreign currency exposures of approximately $6.5 million, or $0.06 per diluted share. Excluding the above charges and gains, the Company’s earnings were $0.63 per diluted share.
     Total revenues were $857.8 million for the quarter, up 44 percent from 2005’s $594.7 million, while income before income taxes was $116.9 million, more than double the $57.5 million of a year ago. Cameron Chairman, President and Chief Executive Officer Sheldon R. Erikson said that the results reflect continued solid financial performance in each of the Company’s businesses.
Integration charges, currency gain addressed
     Erikson said that the charges for the quarter were below forecast due to lower-than-expected costs associated with the integration of certain European facilities. “We had expected to recognize about $0.11 per share in integration costs in the second quarter,” Erikson said, “but the costs associated with closing certain facilities were significantly lower than we anticipated, and the overall integration process continues to go well. We also benefited from currency gains related to intercompany loans made to our European subsidiaries in concert with the Dresser acquisition.” Erikson noted that while Cameron’s usual foreign currency gains or losses in any single quarter are not significant, the combination of relatively large intercompany loan balances and the weakening U. S. dollar resulted in the reported gain. Erikson said that the majority of the loans are expected to be repaid over the course of the second half of the year.
Orders, overall market activity push backlog to record level
     Orders received during the second quarter of 2006 totaled $1.26 billion, up nearly 14 percent from year-ago levels, and similar to the record $1.34 billion of 2006’s first quarter. Erikson noted that while the pace of orders moderated slightly from the first quarter 2006 levels, the second quarter was the second-highest order quarter in the Company’s history. “The strength across all product lines, led by another wave of drilling orders, drove our backlog to record levels as orders again exceeded revenues in the quarter,” Erikson said. “Our primary challenge will continue to be efficiently converting these record orders into future revenues.” He noted that year-to-date orders totaled approximately $2.6 billion, up 45 percent from the first half of 2005, and that at June 30, 2006, total backlog was $3.10 billion, up from the prior quarter’s record of $2.69 billion and the June 30, 2005 level of $1.62 billion.
Operating results fuel strong cash flow generation; investments in efficiency, subsea capacity additions under way
     Erikson said that the Company’s cash flow from operations during the first half of 2006 was approximately $112 million, compared with approximately $182 million in the first half of 2005. “While the current order pace and manufacturing activity have caused an increase in working capital requirements, our operating divisions continue to generate cash,” he said. “As previously noted, we are making significant capital investments in new machine tools and productivity enhancements to improve efficiency and respond to the record orders booked in recent quarters.”
     Erikson also noted that the Drilling & Production Systems group will increase its subsea production equipment capacity through the addition of a manufacturing facility in Malaysia. “This new $30 million-plus facility should be operational during the second half of 2007, and when completed, will increase our subsea tree manufacturing capacity to approximately 175 to 200 trees per year,” he said. “We expect this added capacity will allow us to respond to customers’ requirements and profitably maintain our relative historical share of the subsea production equipment market.” Erikson said that in addition to these investments in improved efficiency and capacity, the Company will continue to consider accretive acquisitions or additional repurchases of common stock as uses of cash.

Balance sheet solid, convertible notes sold
     At June 30, 2006, Cameron’s total debt, net of cash and short-term investments, was $287.7 million, up from $166.1 million at March 31, 2006, and the Company’s net debt-to-capitalization ratio was approximately 15.3 percent. Erikson said that the Company sold $500 million in convertible senior notes during the quarter. “$200 million of the proceeds from this sale will be used to retire an earlier notes issue, $190 million was applied immediately toward the purchase of approximately 4.2 million shares of our common stock, and the remainder is available for acquisitions, further share repurchase or general corporate uses,” he said. Erikson also noted that in addition to the share repurchases related to the convertible offering, the Company repurchased another 405,100 shares of its common stock during the quarter at an average price of approximately $43.81 per share.
Full-year earnings expectations raised by approximately 20 percent
     Erikson said that Cameron’s third quarter earnings are expected to be in the range of approximately $0.64 to $0.69 per share, including charges of approximately $0.06 per share associated with the ongoing integration of the Dresser acquisition. He also noted that full-year earnings are expected to be approximately $2.46 to $2.56 per share, including charges of approximately $0.20 per share related to the integration and the $0.06 foreign currency gain recognized in the second quarter. The Company’s previous guidance was $2.05 to $2.15 per share for the year, including charges of approximately $0.23 per share related to the integration. Erikson said the Company has recorded approximately $19.1 million ($12.4 million after-tax, or $0.10 per share) of charges for the Dresser integration through the first half of 2006, of which $8.2 million has been cash.
     Cameron (NYSE: CAM) is a leading provider of flow equipment products, systems and services to worldwide oil, gas and process industries.
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Website: www.c-a-m.com
In addition to the historical data contained herein, this document includes forward-looking statements regarding future market strength, order levels, revenues and earnings of the Company (including third quarter and full year 2006 earnings per share estimates), as well as expectations regarding margins, profitability, capacity, cash flow and costs associated with the integration of the Dresser acquisition, made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ materially from those described in forward-looking statements. Such statements are based on current expectations of the Company’s performance and are subject to a variety of factors, some of which are not under the control of the Company, which can affect the Company’s results of operations, liquidity or financial condition. Such factors may include overall demand for, and pricing of, the Company’s products; the size and timing of orders; the Company’s ability to successfully execute the large subsea systems projects it has been awarded; the Company’s ability to convert backlog into revenues on a timely and profitable basis; the Company’s ability to successfully implement its capital expenditures program; the impact of acquisitions the Company has made or may make; changes in the price of (and demand for) oil and gas in both domestic and international markets; raw material costs and availability; political and social issues affecting the countries in which the Company does business; fluctuations in currency markets worldwide; and variations in global economic activity. In particular, current and projected oil and gas prices historically have generally directly affected customers’ spending levels and their related purchases of the Company’s products and services. Additionally, changes in oil and gas price expectations may impact the Company’s financial results due to changes in cost structure, staffing or spending levels.
     Because the information herein is based solely on data currently available, it is subject to change as a result of changes in conditions over which the Company has no control or influence, and should not therefore be viewed as assurance regarding the Company’s future performance. Additionally, the Company is not obligated to make public indication of such changes unless required under applicable disclosure rules and regulations.

Cameron
Unaudited Consolidated Results Of Operations
($ and shares in millions except per share data)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2006	2005	2006	2005
Revenues:
Drilling & Production Systems	$475.7	$350.2	$910.9	$691.8
Valves & Measurement	271.5	145.6	570.5	269.0
Compression Systems	110.6	98.9	206.0	181.9

Total revenues	857.8	594.7	1,687.4	1,142.7

Costs and Expenses:
Cost of sales (exclusive of depreciation and amortization shown separately below)	582.9	422.9	1,167.9	830.2
Selling and administrative expenses	124.6	96.0	250.3	174.2
Depreciation and amortization	24.6	18.9	47.2	38.7
Interest income	(4.6)	(3.3)	(7.8)	(5.2)
Interest expense	4.3	2.7	7.6	5.2
Acquisition integration costs	9.1	—	19.1	—

Total costs and expenses	740.9	537.2	1,484.3	1,043.1

Income before income taxes	116.9	57.5	203.1	99.6
Income tax provision	(40.9)	(18.9)	(71.1)	(32.4)

Net income	$76.0	$38.6	$132.0	$67.2

Earnings per common share[1]:
Basic	$0.67	$0.35	$1.15	$0.62

Diluted	$0.64	$0.35	$1.11	$0.61

Shares used in computing earnings per common share[1]:
Basic	114.2	109.1	115.1	108.3

Diluted	117.8	110.5	118.5	109.6

EBITDA:
Drilling & Production Systems	$101.0	$49.4	$189.4	$91.1
Valves & Measurement[2]	38.1	29.5	71.4	49.5
Compression Systems	16.0	11.0	29.0	19.0
Corporate and other	(13.9)	(14.1)	(39.7)	(21.3)

Total	$141.2	$75.8	$250.1	$138.3

[1]	Prior year earnings per common share amounts and shares used in computing earnings per common share have been revised to reflect the 2-for-1 stock split effective December 15, 2005.

[2]	Includes acquisition integration costs of $9.0 million (second quarter 2006) and $19.0 million (first half 2006).

Cameron
Consolidated Condensed Balance Sheets
($ millions)

	June 30,	Dec. 31,
	2006	2005
	(unaudited)
Assets:
Cash and cash equivalents	$663.3	$362.0
Receivables, net	631.3	574.1
Inventories, net	935.3	705.8
Other	135.2	86.2

Total current assets	2,365.1	1,728.1

Plant and equipment, net	586.4	525.7
Goodwill, net	611.3	577.0
Other assets	254.3	267.8

Total Assets	$3,817.1	$3,098.6

Liabilities and Stockholders’ Equity:
Current portion of long-term debt	$207.0	$6.5
Accounts payable and accrued liabilities	1,098.1	891.5
Accrued income taxes	31.2	23.9

Total current liabilities	1,336.3	921.9

Long-term debt	744.0	444.4
Postretirement benefits other than pensions	38.9	40.1
Deferred income taxes	43.3	39.1
Other long-term liabilities	62.2	58.3

Total liabilities	2,224.7	1,503.8

Stockholders’ Equity:
Common stock, par value $.01 per share, 150,000,000 shares authorized, 116,170,863 shares issued at June 30, 2006 (115,629,117 shares issued and outstanding at December 31, 2005)	1.2	1.2
Capital in excess of par value	1,136.5	1,113.0
Retained earnings	575.1	443.1
Accumulated other elements of comprehensive income	87.9	37.5
Less: Treasury stock, 4,580,533 shares at June 30, 2006	(208.3)	—

Total stockholders’ equity	1,592.4	1,594.8

Total Liabilities and Stockholders’ Equity.	$3,817.1	$3,098.6

Cameron
Unaudited Consolidated Statements Of Cash Flows
($ millions)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2006	2005	2006	2005
Cash flows from operating activities:
Net income	$76.0	$38.6	$132.0	$67.2
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	19.6	15.6	37.4	33.1
Amortization	5.0	3.3	9.8	5.6
Non-cash stock compensation expense	4.6	0.3	11.4	1.0
Non-cash write-off of assets associated with acquisition integration efforts	4.3	—	10.8	—
Deferred income taxes and other	24.8	8.4	33.7	12.5
Changes in assets and liabilities, net of translation, acquisitions, dispositions and non-cash items:
Receivables	(20.7)	(16.0)	(47.5)	(8.4)
Inventories	(95.2)	(28.9)	(204.8)	(30.8)
Accounts payable and accrued liabilities	117.9	97.4	174.8	79.7
Other assets and liabilities, net	(28.2)	9.8	(45.9)	21.9

Net cash provided by operating activities	108.1	128.5	111.7	181.8

Cash flows from investing activities:
Capital expenditures	(43.6)	(14.2)	(73.6)	(26.0)
Acquisitions, net of cash acquired	—	(120.1)	(34.7)	(121.9)
Other	1.5	0.6	3.2	0.6

Net cash used for investing activities	(42.1)	(133.7)	(105.1)	(147.3)

Cash flows from financing activities:
Loan repayments, net	(0.2)	(0.9)	(0.2)	(2.1)
Issuance of convertible debt	500.0	—	500.0	—
Debt issuance costs	(8.2)	—	(8.2)	—
Redemption of convertible debt	—	—	—	(14.8)
Purchase of treasury stock	(208.0)	(0.6)	(237.7)	(6.9)
Proceeds from stock option exercises	21.6	39.6	33.2	92.4
Principal payments on capital leases	(0.9)	(1.0)	(2.3)	(2.0)

Net cash provided by financing activities	304.3	37.1	284.8	66.6

Effect of translation on cash	7.5	(15.6)	9.9	(19.6)

Increase in cash and cash equivalents	377.8	16.3	301.3	81.5

Cash and cash equivalents, beginning of period	285.5	292.2	362.0	227.0

Cash and cash equivalents, end of period	$663.3	$308.5	$663.3	$308.5

Cameron
Orders and Backlog
($ millions)
Orders

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2006	2005	2006	2005

Drilling & Production Systems	$807.5	$843.0	$1,654.3	$1,245.2
Valves & Measurement	315.5	155.5	675.9	306.2
Compression Systems	136.7	108.8	264.7	235.5

Total	$1,259.7	$1,107.3	$2,594.9	$1,786.9

Backlog

	June 30,	Dec. 31,	June 30,
	2006	2005	2005

Drilling & Production Systems	$2,251.5	$1,503.6	$1,286.8
Valves & Measurement	611.5	469.0	161.4
Compression Systems	240.7	183.2	172.4

Total	$3,103.7	$2,155.8	$1,620.6

Cameron
Reconciliation of GAAP to Non-GAAP Financial Information
($ millions)

	Three Months Ended June 30, 2006
	Drilling &
	Production	Valves &		Compression
	Systems	Measurement		Systems	Corporate	Total

Income (loss) before income taxes	$89.1	$29.5	[1]	$12.8	$(14.5)	$116.9
Depreciation & amortization	11.9	8.6		3.2	0.9	24.6
Interest income	—	—		—	(4.6)	(4.6)
Interest expense	—	—		—	4.3	4.3

EBITDA	$101.0	$38.1		$16.0	$(13.9)	$141.2

[1]	Includes acquisition integration costs of $9.0 million.

	Three Months Ended June 30, 2005
	Drilling &
	Production	Valves &	Compression
	Systems	Measurement	Systems	Corporate	Total

Income (loss) before income taxes	$38.4	$25.9	$7.2	$(14.0)	$57.5
Depreciation & amortization	11.0	3.6	3.8	0.5	18.9
Interest income	—	—	—	(3.3)	(3.3)
Interest expense	—	—	—	2.7	2.7

EBITDA	$49.4	$29.5	$11.0	$(14.1)	$75.8

Three Months
Ended
June 30, 2006

Fully diluted earnings per share, as reported	$0.64
Acquisition integration costs	0.05
Foreign currency exposures	(0.06)

Earnings per diluted share excluding acquisition integration costs and gains on foreign currency exposures	$0.63

Cameron
Reconciliation of GAAP to Non-GAAP Financial Information
($ millions)

	Six Months Ended June 30, 2006
	Drilling &
	Production	Valves &		Compression
	Systems	Measurement		Systems	Corporate	Total

Income (loss) before income taxes	$166.3	$55.3	[1]	$22.5	$(41.0)	$203.1
Depreciation & amortization	23.1	16.1		6.5	1.5	47.2
Interest income	—	—		—	(7.8)	(7.8)
Interest expense	—	—		—	7.6	7.6

EBITDA	$189.4	$71.4		$29.0	$(39.7)	$250.1

1 Includes acquisition integration costs of $19.0 million.

	Six Months Ended June 30, 2005
	Drilling &
	Production	Valves &	Compression
	Systems	Measurement	Systems	Corporate	Total

Income (loss) before income taxes	$69.3	$43.0	$9.7	$(22.4)	$99.6
Depreciation & amortization	21.8	6.5	9.3	1.1	38.7
Interest income	—	—	—	(5.2)	(5.2)
Interest expense	—	—	—	5.2	5.2

EBITDA	$91.1	$49.5	$19.0	$(21.3)	$138.3

Six Months
Ended
June 30, 2006

Fully diluted earnings per share, as reported	$1.11
Acquisition integration costs	0.10
Foreign currency exposures	(0.06)

Earnings per diluted share excluding acquisition integration costs and gains on foreign currency exposures	$1.15